Exhibit 8.1

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637

May 14, 2013	Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com

WFN Credit Company, LLC

3100 Easton Square Place, #3108

Columbus, Ohio 43219

Re:	WFN Credit Company, LLC

Registration Statement on Form S-3

We have acted as special counsel for WFN Credit Company, LLC, a Delaware limited liability company, as registrant (the “Registrant”), World Financial Network Credit Card Master Trust and World Financial Network Credit Card Master Note Trust (the “Note Trust”) in connection with the preparation of a Registration Statement on Form S-3, as amended (the “Additional Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), registering asset-backed notes secured by a beneficial interest in a pool of receivables arising under certain revolving credit card accounts (the “Notes”). The Additional Registration Statement incorporates by reference the contents of the Registration Statement on Form S-3, Registration Statement No. 333-166240, as amended (the “Original Registration Statement” and, together with the Additional Registration Statement, the “Registration Statement”), originally filed with the Commission on April 22, 2010, the base prospectus, dated as of May 13, 2013 (the “Base Prospectus”) and the prospectus supplement, dated as of May 13, 2013 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The Notes will be issued pursuant to a Master Indenture (the “Master Indenture”), between the Note Trust and Union Bank, National Association, as indenture trustee (the “Indenture Trustee”), filed as Exhibit 4.1 to the Original Registration Statement, and a related Indenture Supplement (together with the Master Indenture, the “Indenture”), between the Note Trust and the Indenture Trustee, substantially in the form filed as Exhibit 4.3 to the Original Registration Statement. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Indenture.

Our opinion is based on our examination of the Prospectus, the Indenture and such other documents, instruments and information as we considered necessary. Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the servicer or the delegee of the servicer; (ii) the assumption that all agreements relating to the creation of the Note Trust and the issuance and sale of the Notes will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in

Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia) and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Mayer Brown LLP

May 14, 2013

the Prospectus and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the heading “Federal Income Tax Consequences” in the Base Prospectus and under the headings “Structural Summary – Tax Status” and “Material Income Tax Consequences” in the Prospectus Supplement. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

While the tax description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended, based on the foregoing, as of the date hereof, we hereby adopt and confirm the statements set forth in the Base Prospectus under the heading “Federal Income Tax Consequences” and in the Prospectus Supplement under the headings “Structural Summary – Tax Status” and “Material Federal Income Tax Consequences”, which discusses the federal income tax consequences of the purchase, ownership and disposition of the Notes. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Federal Income Tax Consequences” in the Base Prospectus and under the headings “Structural Summary – Tax Status” and “Material Federal Income Tax Consequences” in the Prospectus Supplement, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,

/s/ Mayer Brown LLP MAYER BROWN LLP